Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our first fiscal quarter, our ability to generate new business, the state of the end-market environment, our focus on cost, quality and delivery for our valuable customers, the improvement in our financial results for our second fiscal quarter and for fiscal year 2010 overall, the effect of seasonality on the financial results for our second fiscal quarter, and our currently expected second quarter fiscal year 2010 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Results Top Expectations
Operating income increases more than 50 percent sequentially
St. Petersburg, FL — December 21, 2009...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the first quarter of fiscal year 2010, ended November 30, 2009. “Jabil demonstrated solid execution during the quarter, delivering significant margin expansion and revenue growth on a sequential basis,” said President and CEO Timothy L. Main.
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges and loss on disposal of subsidiary. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
First Quarter 2010
Net revenue for the first quarter of fiscal 2010 was $3.1 billion compared to $3.4 billion for the same period of fiscal 2009.
GAAP operating income for the first quarter of fiscal 2010 was $66.3 million compared to a loss of $240.0 million for the same period of fiscal 2009.
GAAP net income for the first quarter of fiscal 2010 was $28.3 million compared to a net loss of $275.9 million for the same period of fiscal 2009.
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Jabil Earnings Release
December 21, 2009
GAAP diluted earnings per share for the first quarter of fiscal 2010 was $0.13 compared to a loss per share of $1.34 for the same period of fiscal 2009.
Core operating income for the first quarter of fiscal 2010 was $106.5 million or 3.4 percent of net revenue compared to $101.2 million or 3.0 percent of net revenue for the same period of fiscal 2009.
Core earnings for the first quarter of fiscal 2010 were $68.3 million compared to $62.8 million for the same period of fiscal 2009.
Core diluted earnings per share for the first quarter of fiscal 2010 was $0.32 compared to $0.29 for the same period of fiscal 2009.
Sequential First Quarter Fiscal 2010
Operational Highlights
•	GAAP operating income increased 53.6 percent.

•	GAAP earnings increased $0.10 per fully diluted share.

•	Core operating income increased 62.8 percent.

•	Core earnings increased $0.16 per fully diluted share.
Balance Sheet Highlights
•	Cash flow from operations for the quarter was approximately $74 million.

•	Sales cycle was 16 days for the first quarter of fiscal 2010.

•	Annualized inventory turns were eight turns for the quarter.

•	Capital expenditures for the first quarter of fiscal 2010 were approximately $38 million.

•	Depreciation for the first quarter of fiscal 2010 was approximately $66 million.

•	Cash and cash equivalent balances were $852 million at the end of the quarter.

•	Core Return on Invested Capital was 19.8 percent for the quarter.

•	A $0.07 dividend was paid on December 1, 2009.
Business Update
“We believe that we have a good pipeline of new business, a stable to improving end-market environment and a keen focus on cost, quality and delivery for our valuable customers,” said President and CEO Timothy L. Main. “We also think that we have established positive momentum toward a much improved fiscal 2010 and we expect to provide further evidence of this in our second fiscal quarter.”
Jabil management indicated that it expects its net revenue for its second quarter of fiscal 2010 to be in a range from $2.9 billion to $3.1 billion, reflecting typical seasonality and anticipated continued improvement in end markets. Jabil estimated that its core operating income would be in a range from $75 million to $105 million. Jabil indicated that it expects its core earnings per share for its second quarter of fiscal 2010 to range from $0.20 to $0.32 per diluted share. GAAP earnings per share are expected to be in a range from $0.09 to $0.21 per diluted share. (GAAP earnings or loss per share for the second quarter of fiscal 2010 is currently estimated to include $0.03 per share for amortization of intangibles; $0.07 per share for stock-based compensation and related charges; and $0.01 per share for restructuring.)
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly
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Jabil Earnings Release
December 21, 2009
comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the first fiscal quarter 2010 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 21, 2009 at approximately 7:30 p.m. ET through midnight on December 31, 2009. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 46636087. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com
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JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 30,	August 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$852,067	$876,272
Accounts receivable, net	1,392,344	1,260,962
Inventories	1,416,881	1,226,656
Prepaid expenses and other current assets	282,647	247,795
Income tax receivable	44,988	37,448
Deferred income taxes	25,909	27,693

Total current assets	4,014,836	3,676,826

Property, plant and equipment, net	1,338,682	1,377,729
Goodwill and intangible assets, net	151,489	156,288
Deferred income taxes	56,331	49,673
Other assets	58,913	57,342

Total assets	$5,620,251	$5,317,858

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$147,111	$197,575
Accounts payable	2,210,740	1,938,009
Accrued expenses	572,025	537,851
Income taxes payable	17,137	11,831
Deferred income taxes	358	660

Total current liabilities	2,947,371	2,685,926

Notes payable, long-term debt and long-term lease obligations, less current installments	1,037,408	1,036,873
Noncurrent income tax liability	84,086	78,348
Deferred income taxes	6,479	4,178
Other liabilities	67,910	70,124

Total liabilities	4,143,254	3,875,449

Equity:
Jabil Circuit, Inc. stockholders’ equity
Common stock	217	217
Additional paid-in capital	1,440,020	1,455,214
Retained earnings (accumulated deficit)	28,791	(13,700)
Accumulated other comprehensive income	206,966	196,972
Treasury stock	(206,829)	(203,541)

Total Jabil Circuit, Inc. stockholders’ equity	1,469,165	1,435,162

Non-controlling Interests	7,832	7,247

Total equity	1,476,997	1,442,409

Total liabilities and equity	$5,620,251	$5,317,858

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2009	2008

Net revenue	$3,088,256	$3,382,509
Cost of revenue	2,856,480	3,158,796

Gross profit	231,776	223,713

Operating expenses:
Selling, general and administrative	131,553	131,662
Research and development	7,697	5,655
Amortization of intangibles	7,105	8,035
Restructuring and impairment charges	3,435	621
Loss on disposal of subsidiary	15,722	—
Goodwill impairment charges	—	317,700

Operating income (loss)	66,264	(239,960)

Interest, net and other	20,247	23,791

Income (loss) before income taxes and non-controlling interests	46,017	(263,751)

Income tax expense	17,136	12,363

Net income including non-controlling interests	28,881	(276,114)

Net income (loss) attributable to non-controlling interests, net of tax	593	(257)

Net income (loss) attributable to Jabil Circuit, Inc.	$28,288	$(275,857)

Earnings (loss) attributable to Jabil Circuit, Inc. per share:
Basic	$0.13	$(1.34)

Diluted	$0.13	$(1.34)

Weighted average shares used in the calculation of earnings (loss) attributable to Jabil Circuit, Inc. per share:
Basic	213,665	206,411

Diluted	215,059	206,411

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2009	2008

Operating income (loss) (GAAP)	$66,264	$(239,960)
Amortization of intangibles	7,105	8,035
Stock-based compensation and related charges	13,981	14,818
Restructuring and impairment charges	3,435	621
Goodwill impairment charges	—	317,700
Loss on disposal of subsidiary	15,722	—

Core operating income (Non-GAAP)	$106,507	$101,214

Net income (loss) attributable to Jabil Circuit, Inc. (GAAP)	$28,288	$(275,857)
Amortization of intangibles, net of tax	7,093	5,556
Stock-based compensation and related charges, net of tax	13,710	10,607
Restructuring and impairment charges, net of tax	3,438	463
Loss on disposal of subsidiary, net of tax	15,722	—
Goodwill impairment charges, net of tax	—	322,077

Core earnings (Non-GAAP)	$68,251	$62,846

Earnings (loss) per share attributable to Jabil Circuit, Inc.: (GAAP)
Basic	$0.13	$(1.34)

Diluted	$0.13	$(1.34)

Core earnings per share: (Non-GAAP)
Basic	$0.32	$0.29

Diluted	$0.32	$0.29

Weighted average shares used in the calculations of earnings (loss) attributable to Jabil Circuit, Inc. per share: (GAAP)
Basic	213,665	206,411

Diluted	215,059	206,411

Weighted average shares used in the calculations of earnings per share:(Non-GAAP)
Basic	213,665	213,056

Diluted	215,059	213,178